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Exhibit 7

REINSURANCE AGREEMENT

Effective Date of March 31, 1997

Between

PROTECTIVE LIFE INSURANCE COMPANY
(Birmingham, Alabama)

and

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
(Hartford, Connecticut)

Protective Life Insurance Company Variable Deferred Annuity Treaty No. 102930	[CIGNA REINSURANCE LOGO]

REINSURANCE AGREEMENT

between

PROTECTIVE LIFE INSURANCE COMPANY
(Birmingham, Alabama)

and

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
(Hartford, Connecticut)

INDEX

	ARTICLE	PAGE
Access to Records	XII	5
Amounts at Risk	II	1
Arbitration	XVII	7
Automatic Excess Reinsurance	III	2
Claims	VII	3
Currency	XIV	6
DAC Tax Regulation Election	XVIII	7
Delays, Errors, or Omissions	XIII	5
Effective Date; Term and Termination	XIX	8
Extra Contractual Obligations	IX	4
Hold Harmless	XV	6
Insolvency	XVI	6
Liability of Connecticut General	IV	2
Litigation	X	4
Notices	XX	10
Offset	XI	5
Parties to the Agreement	I	1
Premium Accounting	VI	3
Reinsurance Premiums	V	2
Reserves	VIII	4

SCHEDULES

A
Maximum Limits of Reinsurance in Connecticut General

B
Policy Forms and Funds Subject to this Reinsurance Agreement

C
Limits and Rules of Protective

D
Reinsurance Premium Rates and Calculation Criteria

E
Quarterly Reporting Format

REINSURANCE AGREEMENT
(hereinafter called Agreement)

between

PROTECTIVE LIFE INSURANCE COMPANY
(hereinafter called Protective)

and

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
(hereinafter called Connecticut General or CIGNA Reinsurance)

It is agreed by the two companies as follows:

ARTICLE 1—PARTIES TO THE AGREEMENT

This Agreement shall be binding upon and shall inure solely to the benefit of Protective and Connecticut General. This Agreement shall not and is not intended to create any right or interest in any third party and shall not and is not intended to create any legal relationship between either party and any third party, including, without limitation, annuitants, insureds, certificate holders, employees, dependents, beneficiaries, policy owners, applicants or assignees under any policy or contract issued by Protective.

ARTICLE II—AMOUNTS AT RISK

A.
The reinsurance death benefit is the excess of the guaranteed minimum death benefit over the Account Value at the end of the Valuation Period next following the date due proof of death is provided to Protective for in force contracts as of the effective date hereof. At each Contract Anniversary, the Guaranteed Minimum Death Benefit, as more fully defined in Schedule C, is equal to the fixed account value; plus the greater of:

1)
The Variable Account Value; or

2)
The Variable Account Value plus five (5%) percent interest credited on each Contract Anniversary up to attained age eighty (80) thereafter the death benefit shall remain level with no further interest credited for the duration of the contract, less withdrawals, as more fully defined in Schedule C.

B.
The Account Value represents the owner's invested assets in the funds in Schedule B as it appears in the records of Protective before application of any surrender charges, less withdrawals and other fees on any given date.

ARTICLE III—AUTOMATIC EXCESS REINSURANCE

A.
On and after the Effective Date of this Agreement, subject to the limit of Connecticut General's liability set forth in Schedule A and all other terms, conditions and limitations set forth in this Agreement and the Schedules attached to and made a part hereof, Protective shall cede and Connecticut General shall accept Protective's guaranteed death benefit liability under the Variable Annuity Contracts, as described in Article II A.

B.
This Agreement covers only Protective's liability for claims paid under Variable Annuity Contracts written on forms and investment in funds which were reviewed by Connecticut General prior to their issuance. Forms, as supplemented by additional materials, and funds available as of the date of this Agreement are listed on Schedule B. If Protective intends to cede to Connecticut General liability with respect to a new form or fund, or a revised version of an approved form or fund, it must provide to Connecticut General written notice of such intention together with a copy of the proposed form, fund or revision, and a revised Schedule B.

C.
Protective shall provide written notice to Connecticut General of any changes in its published limits and rules identified on Schedule C, and Connecticut General shall have no liability pursuant to revised limits and rules unless and until Connecticut General provides written notice to Protective that such revised limits and rules are acceptable.

ARTICLE IV—LIABILITY OF CONNECTICUT GENERAL

Connecticut General's liability for reinsurance under this Agreement shall follow that of Protective in every case, and be subject in all respects to the general stipulations, terms, clauses, conditions, waivers and modifications of the Variable Annuity Contracts.

In no event shall Connecticut General have any reinsurance liability unless the Variable Annuity Contract issued by Protective is in force and the underwriting and issuance of coverage by Protective constitutes the doing of business in a state of the United States of America in which Protective is properly licenses and authorized to do business.

ARTICLE V—REINSURANCE PREMIUMS

Premiums for reinsurance subject to the terms and conditions of this Agreement shall be paid on a quarterly basis. Such premiums shall be determined by the application of the rates set forth in Schedule D to the amount of reinsurance coverage provided for each annuity insured by Protective as calculated based on the criteria defined in Schedule D.

ARTICLE VI—PREMIUM ACCOUNTING

Protective shall forward to Connecticut General within thirty (30) days of the end of the reporting period a quarterly statement as set forth in Schedule E. Protective shall also remit any premium due for the prior quarter along with an advance premium for the current quarter, in accordance with Article V.

ARTICLE VII—CLAIMS

Protective is solely responsible for payment of its claims under the Policies identified on Schedule B. Protective shall provide written notice to Connecticut General of any Claim which may impact the reinsurance coverage under this Agreement within thirty (30) days of the calendar quarter during which Protective received Proof of Claim. Protective shall also provide prompt notice to Connecticut General of all subsequent significant developments relating to such Claim. Inadvertent oversight or omission in the provision of such notice shall not relieve Connecticut General of liability provided Protective informs Connecticut General of such oversight or omission promptly upon its discovery.

Protective shall provide Connecticut General with proof of claim, and documentation showing calculations of the GMDB and any other claim documentation requested by Connecticut General in accordance with Schedule E. Payment of reinsurance shall be made by Connecticut General in one sum regardless of the method of payment by Protective and within thirty (30) calendar days following receipt of required claim documentation.

Protective shall notify Connecticut General of its intention to contest or deny a claim which may involve the reinsurance coverage under this Agreement before any notice of contest or denial is provided to the claimant. Connecticut General shall then have thirty (30) calendar days within which to advise Protective whether it agrees that the claim should be contested or denies. If Connecticut General does not agree that the claim should be contested or denied, then it shall pay to Protective the full amount of the reinsurance on the risk reinsured, as set forth in this Agreement, and Connecticut

General shall have no further obligation in respect to such claim. If Connecticut General agrees that the claim should be contested or denied, then Connecticut General shall pay its share of the following in accordance with its share of liability as set forth in this Agreement:

  •
  Expenses incurred by Protective in investigating, contesting litigating or otherwise resisting the Claim, excluding salaries and expenses of employees, officers and agents of Protective and ordinary expenses of Protective costs of third party administrators acting on behalf of Protective; and

  •
  Interest which is paid by Protective in respect of the Claim.

If the denial of a Claim results in an award verdict or judgment against Protective, where Connecticut General has agreed with the claim denial and Protective intends to appeal the verdict or judgment, written notice of the intention to appeal shall be provided to Connecticut General. Connecticut General shall be entitled at that time to pay its share of the judgment, together with any expenses and interest as set forth above, and to have no further obligation in connection with such Claim. If Connecticut General does not pay its share of the judgment and any expenses and interest due at that time, Connecticut General shall pay its share of the expenses associated with the appeal of the judgment or verdict, together with its share of any additional interest charges that may accrue during the appeal.

ARTICLE VIII—RESERVES

The reserve held by Connecticut General for reinsurance of the variable annuity death benefit will be determined in accordance with the Guideline MMM, but in no event less than the recognized statutory required reserve.

ARTICLE IX—EXTRA CONTRACTUAL OBLIGATIONS

A.
In no event shall Connecticut General be liable for extra contractual damages (whether they constitute Compensatory damages, Statutory penalties, Exemplary or Punitive damages) which are awarded against Protective as a result of an act, omission or course of conduct by Protective in connection with policies subject to this Agreement, unless Connecticut General shall have received notice of and concurred with the actions taken or not taken by Protective which led to its liability, in which case Connecticut General shall pay its share of such liability. For this purpose, Connecticut General's share shall be proportionate with its risk under the business reinsured hereunder.

B.
The following definitions shall apply:

(1)
Punitive damages and Exemplary damages are those damages awarded as a penalty, the amount of which is not governed nor fixed by statute.

(2)
Statutory penalties are those amounts which are awarded as a penalty but fixed in amount by statute.

(3)
Compensatory damages are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty nor fixed in amount by statute.

ARTICLE X—LITIGATION

In the event of any action brought against Protective under any Underlying Annuity Contract that is subject to the terms and conditions of this Agreement, Protective shall provide a copy of such action and written notice of such action within two (2) business days to Connecticut General. If Connecticut General is a party to action brought against Protective, Protective shall seek agreement by Connecticut General on the selection and appointment of local counsel to represent Protective in such action.

ARTICLE XI—OFFSET

Either party shall have, and may exercise at any time and from time to time, the right to offset any balance or amounts whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Agreement. However, in the event of insolvency of Protective subject to the provisions of Article XVI, offset shall only be allowed in accordance with the statutes and/or regulations of the state having jurisdiction over the insolvency.

ARTICLE XII—ACCESS TO RECORDS

Connecticut General, or its duly authorized representative, shall have access at any reasonable time during regular business hours, to all records of Protective, including the right to photocopy and retain copies of such documents, which pertain in any way to this reinsurance. The right of access shall survive the termination of this Agreement.

Protective and Connecticut General may come into the possession or knowledge of Confidential Information of the other in fulfilling obligations under this Agreement. Each party agrees to hold such confidential information in the strictest confidence and to take all reasonable steps to ensure that such Confidential Information is not disclosed in any form by any means by each of them or by any of its employees to third parties of any kind, other than attorneys, accountants, other consultants or retrocessionairs having an interest in such information, except by advance written authorization by an officer of the authorizing party; provided, however, that either party will be deemed to have satisfied its obligations as to the Confidential Information by protecting its confidentiality in the same manner that such party protects its own proprietary or confidential information of like kind which shall be at least a reasonable manner. "Confidential information" means any information which (1) is not generally available to or known by the public, or (2) has not been lawfully obtained or developed by either party independently and not in violation of this Agreement or from any source other than the other party, provided that such source is not bound by a duty of confidentiality to such other party, and which consists of:

  A.
  Information or knowledge about each party's products, processes, services, finances, customers, research, computer programs, marketing and business plans, claims management practices; and

  B.
  Any medical or other personal, individually identifiable information about people or business entities with whom the parties do business, including customers, prospective customers, vendors, suppliers, individuals covered by insurance plan, and each party's producers and employees.

ARTICLE XIII—DELAYS, ERRORS OR OMISSIONS

No accidental delay, errors or omissions on the part of Protective shall relieve Connecticut General of liability provided immediate notice of such delay, errors or omissions is provided to Connecticut General and are rectified as soon as possible after discovery. However, Connecticut General shall not be liable with respect to any reinsurance which may have been inadvertently included in the premium computation but which ought not to have been included by reason of the terms and conditions of this Agreement. Such inadvertent premium payments shall be returned. Adjustment(s) of premiums payable and claims incurred as a result of delay, errors or omissions shall be limited to the year in which they are discovered and the calendar year prior to such discovery.

ARTICLE XIV—CURRENCY

All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency. For the purposes of this Agreement, amounts paid or received by Connecticut General in any other currency shall be converted into United States dollars at the rates of exchange on the date such transactions are entered on the books of Connecticut General.

ARTICLE XV—HOLD HARMLESS

A.
Connecticut General shall indemnify and hold Protective harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of Connecticut General in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

B.
Protective shall indemnify and hold Connecticut General harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of Protective in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

ARTICLE XVI—INSOLVENCY

In the event of insolvency of Protective, the reinsurance under this Agreement shall be payable directly by Connecticut General to Protective or to its liquidator, receiver, conservator or statutory successor on the basis of Connecticut General's liability to Protective without diminution because of the insolvency of Protective or because of liquidator, receiver, conservator or statutory successor of Protective has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of Protective shall give prompt written notice to Connecticut General of the pendency of a claim against Protective within a reasonable time after such claim is filed in the receivership, conservation, insolvency or liquidation proceeding and that during the pendency of such claim, Connecticut General may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to Protective or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by Connecticut General shall be chargeable, subject to the approval of the Court, against Protective as part of the expense of conservation or liquidation to the extent of a pro-rata share of the benefit which may accrue to Protective solely as a result of the defense undertaken by Connecticut General.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by Protective.

ARTICLE XVII—ARBITRATION

A.
As a condition precedent to any right of action hereunder, any dispute between the parties with respect to the interpretation of this Agreement or any right, obligation or liability of either party, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Each party shall select an arbitrator within thirty (30) days of the written request for arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days of the written request for arbitration, the other party may appoint the second arbitrator. The two arbitrators shall select an umpire within thirty (30) days of the appointment of the second arbitrator. if the two arbitrators fail to agree on the selection of the umpire within thirty (30) days of the appointment of the second arbitrator, each arbitrator shall submit to the other a list of three umpire candidates, each arbitrator shall select one name from the list submitted by the other and the umpire shall be selected from the two names chosen by a lot drawing procedure to be agreed upon by the arbitrators.

B.
The arbitrators and the umpire all shall be active or retired, disinterested executive officers of insurance or reinsurance companies.

C.
The arbitration panel shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The arbitration panel is released from judicial formalities and shall not be bound by strict rules of procedures and evidence.

D.
The decision of the arbitration panel shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses as it deems appropriate, including, but not limited to, attorneys' fees, interest and punitive damages. Judgment may be entered upon the final decision of the arbitration panel in any court of competent jurisdiction.

E.
All meetings and hearings before the arbitration panel shall take place in Hartford, Connecticut unless some other place is mutually agreed upon by both parties or ordered by the panel.

F.
In the absence of a decision to the contrary by the arbitration panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire and of the arbitration.

ARTICLE XVIII—DAC TAX REGULATION ELECTION

Connecticut General and Protective hereby agree to make an election pursuant to Internal Revenue Code Regulation Section 1.848-2(g)(8). This election shall be effective for all taxable years for which the Reinsurance Agreement remains in effect.

The terms used in this article are defined by reference to Regulation Section 1.848-2 promulgated on December 28, 1992.

Connecticut General and Protective agree that the entity with net positive consideration for the reinsurance agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the reinsurance agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended.

Connecticut General and Protective agree to exchange information pertaining to the amount of net consideration under the reinsurance agreement each year to ensure consistency. To achieve this, Protective shall provide Connecticut General with a schedule of its calculation of the net consideration for all reinsurance agreements in force between them for a taxable year by no later than April 30 of the succeeding year. Connecticut General shall advise Protective if its disagrees with the amounts provided by no later than May 31, otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year. If Connecticut General contests Protective's calculation of the net consideration, the Parties agree to act in good faith to resolve any differences within thirty (30) days of the date Connecticut General submits its alternative calculation and report the amounts agreed upon in their respective tax returns for such tax year.

Connecticut General represents and warrants that it is subject to U.S. taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

ARTICLE XIX—EFFECTIVE DATE, TERM AND TERMINATION

A.
The effective date of this Agreement is March 31, 1997. This Agreement remains effective for all in force annuity contracts issued and subject to this Agreement, unless terminated pursuant to the paragraphs listed below:

B.
Once each calendar year, Protective shall have the option to recapture existing contracts beginning with the twentieth (20th) anniversary of their reinsurance hereunder. Recapture must be made on an issue year basis, and no contracts can be recaptured unless all contracts with earlier issue years are recaptured.

C.
Connecticut General shall have the option of terminating this Agreement upon delivery of thirty (30) calendar days written notice to Protective, within thirty (30) days of the happening of any of the following events:

(1)
Protective's A. M. Best rating is reduced to a "C" or lower.

(2)
Protective's domiciliary state's insurance regulators take any regulatory action potentially adversely affecting its license to conduct business, including without limitation placement on a "watch list;"

(3)
An order appointing a receiver, conservator or trustee for management of Protective is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of Protective;

(4)
The Securities and Exchange Commission takes any regulatory action with respect to Protective that potentially adversely affects its conduct of variable annuity business.

(5)
Failure by Protective to pay premium in accordance with Article V. If, during the thirty (30) days notice period, Connecticut General receives all premiums in arrears and all premiums which may become due within the thirty (30) days notice period, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph, this Agreement may be reinstated upon the written consent of Connecticut General if, at any time within sixty (60) days of termination, Protective pays and Connecticut General receives all premiums due and payable up to the date of reinstatement.
D.
Protective shall have the option of terminating this Agreement upon delivery of thirty (30) calendar days written notice to Connecticut General, within thirty (30) days of the happening of any of the following events:

(1)
Connecticut General's A. M. Best rating is reduced to a "C" or lower;

(2)
Connecticut General is placed upon a "watch list" by its domiciliary state's insurance regulators;

(3)
An order appointing a receiver, conservator or trustee for management of Connecticut General is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of Connecticut General;

(4)
The Securities and Exchange Commission takes any regulatory action with respect to Connecticut General that potentially adversely affects its conduct of reinsurance business;

(5)
Failure of Connecticut General to pay claims in accordance with Article VII.
E.
If this Agreement is terminated, Connecticut General shall be relieved of all liability to Protective for claims incurred following the termination date of this Agreement under such Underlying Annuity Contracts issued by Protective; and,

F.
Both parties shall continue to be entitled to all offset credits provided by Article XI up to the effective date of termination.

G.
Neither party shall have the right to assign to transfer any portion of their rights, duties and obligations under the terms and conditions of this Agreement without the written approval of the other party.

ARTICLE XX—NOTICES

All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via facsimile, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

    John M. O'Sullivan, FSA, MAAA
    Vice President
    Protective Life Insurance Company
    Department 3-8IPD
    2801 Highway 280 South
    Birmingham, AL 35223

    Phone No. (205) 803-6064    Fax No. (205) 802-6488

    Inger S. Harrington, FSA
    Assistant Vice President and Actuary
    CIGNA Reinsurance
    800 Cottage Grove Road
    Hartford, CT 06152-4026

    Phone No. 860.726.4516    Fax No. 860.726.3153

Notice shall be deemed given on the date it is received in the mail or sent via facsimile in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

The text of this Agreement and all Exhibits, Schedules and Amendments are considered to be the entire contract between the parties. There are no other understandings or agreements between the parties regarding the policies reinsured other than as expressed in this Agreement. Either party may make changes or additions to this Agreement, but they will not be considered to be in effect unless they are made by means of a written amendment which has been signed by both parties.

In witness whereof, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

PROTECTIVE LIFE INSURANCE COMPANY
By:	/s/ JOHN M. O'SULLIVAN
Date:	September 12, 1997

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	/s/ JOHN L. GRUYA

Date:	August 29, 1997

SCHEDULE A

Maximum Limits of Reinsurance in Connecticut General

The maximum purchase amount issued on the life of each insured:

$5,000,000

The maximum purchase amount is the sum of all premium contributions less withdrawals in the contract. For purchase amounts in excess of the maximum, Connecticut General's death benefit liability will be reduced by the ratio of purchase amounts in excess of the maximum to the total purchase amounts, adjusted for withdrawals.

SCHEDULE A-1

SCHEDULE B

Contracts and Funds Subject to this Reinsurance Agreement

Form Number*	Policy Description	Date
IPV-2002	Individual Flexible Premium Deferred Fixed and Variable Annuity Contract	March 31, 1997
*
Includes all state variations

Fund Date	Fund Description
Growth and Income Fund International Equity Fund Global Income Fund CORE U.S. Equity Small Cap Equity Fund Money Market Fund Capital Growth Fund Fixed Account

SCHEDULE B-1

SCHEDULE C

Limits and Rules of Protective

1)
Protective will determine the Guaranteed Minimum Death Benefit for each deceased within seven (7) working days of receiving written proof of death.

2)
The maximum purchase payment without company approval is $1,000,000.00

3)
The minimum initial purchase payment is $2,000.00

Guaranteed Minimum Death Benefit

The Guaranteed Minimum Death Benefit, at the end of the Valuation Period next following the date due proof of death is provided to Protective, reinsured hereunder is defined as equal to the sum of:

  (1)
  the Fixed Account Value; plus

  (2)
  the greater of (a) the Variable Account Value; or (b) the total Purchase Payment(s) allocated to the Variable Account less previous transfers, withdrawals, surrenders, fees from the variable account, increased by amounts transferred to the variable account, and an annual interest rate of five (5%) percent credited on each Contract Anniversary up to any Owner's attained age eight (80) with no interest credited thereafter.

SCHEDULE C-1

SCHEDULE D

1.
The reinsurance premiums shall be based on the owner's age at the end of each quarter. Protective shall determine the owner's age at the time it prepares the quarterly exposure data submission for the variable annuity guaranteed death benefit, as set forth in Schedule E, attached hereto.

2.
The Adjusted Aggregate Account value is the sum of the account values in all of Protective's variable annuities subject to this Agreement, minus account values attributable to amounts in excess of the maximum purchase amounts listed in Schedule A.

3.
The amount at risk each quarter will be calculated as the reinsurance death benefit for each variable annuity contract covered under this Agreement. For determining the amount at risk, the guaranteed minimum death benefit and the account value are calculated at the end of the current quarter. The amount at risk cannot fall below zero.

4.
The premium over each calendar quarter will be at least equivalent to the Age Adjusted Aggregate Account values times the basis points shown below and subject to the funds set forth in Schedule B.

Annual Basis Points
	Attained Age	Minimum	Maximum
Year 1	0-69
70+
Year 2	0-69
70+
Year 3 and after	0-69
70+

SCHEDULE D-1

Quarterly Reinsurance Premium Rates
Exposure Based—Per $1,000 Exposed

Ages	Male	Female
<35
35-39
40-44
45-49
50-54
55-59
60-64
65-69
70-74
75-79
80-84
85+

SCHEDULE D-2

SCHEDULE E

Quarterly Reporting Format

1.
Following the end of each calendar quarter, the Quarterly Input Page, Fund/Exposure-Based exhibit (Schedule E-2) and the Quarterly Transaction Summary (Schedule E-3) or an exhibit of similar form must be prepared for each Qualified plan and Non-Qualified plan separately.

2.
The tabulation should be on an Adjusted Basis, which requires omission of excess account values due to an issue amount in excess of $5 million.

3.
The tabulation is on a seriatim basis, with each contract contributing toward the totals for both exposure and aggregate account value.

4.
The tabulation is necessary to assess the correct amount at risk for accurate calculation of reinsurance premium. Protective can choose to report values a) as weighted averages during the quarter, or b) as of the end of the quarter. This election must be denoted on the submission.

5.
At year end reporting, a tabulation of exposures by age and sex based on a percentage decrease in account value by fund type as specified by Guideline MMM must be submitted for reserve purposes.

SCHEDULE E-1

VARIABLE ANNUITY DEATH BENEFIT
Quarterly Input Page
Year One

Calendar Year	3/1/97-2/28/98

Reporting Quarter

Age Band	Male Exposure*	Female Exposure*	Male Annuity Value	Female Annuity Value	Male Claims	Female Claims	Male MGDB	Female MGDB
0 - 34

35 - 39

40 - 44

45 - 49

50 - 54

55 - 59

60 - 64

65 - 69

70 - 74

75 - 79

80 - 84

85 - 89

Total 0-70

70+

Total Male/Female
0-70

70+

All Ages

Please use end of the period values.

  *
  Exposure is defined as MGDB less Annuity Account Value, calculated on a seriatum basis and aggregated.

SCHEDULE E-2

VARIABLE ANNUITY DEATH BENEFIT
Quarterly Transaction Summary

Year 1 of Agreement

Calendar Year	3/31/97-2/28/98

Reporting Quarter

Quarterly Reinsurance Premium Calculation

A. Ages Subject to Exposure Calculation (to 70)
1	Age Adjusted Aggregate Annuity Value	*
2	Minimum Fund-Based Premium
3	Maximum Fund-Based Premium
4	Average Quarterly Exposure	*
5	Exposure-Based Premium	*
B. Ages Subject to Exposure Calculation (70+)
6	Age Adjusted Aggregate Annuity Value	*
7	Minimum Fund-Based Premium
8	Maximum Fund-Based Premium
9	Average Quarterly Exposure	*
10	Exposure-Based Premium	*
C. Combined Premium Calculation
11	Quarterly Premium Earned
12	Calendar Year Premium Adjustment
13	Advance Premium Current Quarter
14	Advance Premium Prior Quarter
15	Net Premium Due
ACTUAL CLAIMS
16	Quarterly Reinsurance Amount	*
NET TRANSACTION
17	Premium Due Reinsurer [15]
18	Quarterly Reinsurance Claims [16]
19	Amount Due Ceding Company [18-17]
*
These items from Quarterly Detail pages. Quarter averages.

SCHEDULE E-3

VARIABLE ANNUITY DEATH BENEFIT
Quarterly Input Page
Year Two

Calendar Year	3/1/98-2/28/99

Reporting Quarter

Age Band	Male Exposure*	Female Exposure*	Male Annuity Value	Female Annuity Value	Male Claims	Female Claims	Male MGDB	Female MGDB
0 - 34

35 - 39

40 - 44

45 - 49

50 - 54

55 - 59

60 - 64

65 - 69

70 - 74

75 - 79

80 - 84

85 - 89

Total 0-70

70+

Total Male/Female
0-70

70+

All Ages

Please use end of the period values.

  *
  Exposure is defined as MGDB less Annuity Account Value, calculated on a seriatum basis and aggregated.

SCHEDULE E-4

VARIABLE ANNUITY DEATH BENEFIT
Quarterly Transaction Summary

Year 2 of Agreement

Calendar Year	3/31/98-2/28/99

Reporting Quarter

Quarterly Reinsurance Premium Calculation

A. Ages Subject to Exposure Calculation (to 70)
1	Age Adjusted Aggregate Annuity Value	*
2	Minimum Fund-Based Premium
3	Maximum Fund-Based Premium
4	Average Quarterly Exposure	*
5	Exposure-Based Premium	*
B. Ages Subject to Exposure Calculation (70+)
6	Age Adjusted Aggregate Annuity Value	*
7	Minimum Fund-Based Premium
8	Maximum Fund-Based Premium
9	Average Quarterly Exposure	*
10	Exposure-Based Premium	*
C. Combined Premium Calculation
11	Quarterly Premium Earned
12	Calendar Year Premium Adjustment
13	Advance Premium Current Quarter
14	Advance Premium Prior Quarter
15	Net Premium Due
ACTUAL CLAIMS
16	Quarterly Reinsurance Amount	*
NET TRANSACTION
17	Premium Due Reinsurer [15]
18	Quarterly Reinsurance Claims [16]
19	Amount Due Ceding Company [18-17]
*
These items from Quarterly Detail pages. Quarter averages.

SCHEDULE E-5

VARIABLE ANNUITY DEATH BENEFIT
Quarterly Input Page
Year Three

Calendar Year	3/1/99-2/28/00

Reporting Quarter

Age Band	Male Exposure*	Female Exposure*	Male Annuity Value	Female Annuity Value	Male Claims	Female Claims	Male MGDB	Female MGDB
0 - 34

35 - 39

40 - 44

45 - 49

50 - 54

55 - 59

60 - 64

65 - 69

70 - 74

75 - 79

80 - 84

85 - 89

Total 0-70

70+

Total Male/Female
0-70

70+

All Ages

Please use end of the period values.

  *
  Exposure is defined as MGDB less Annuity Account Value, calculated on a seriatum basis and aggregated.

SCHEDULE E-6

VARIABLE ANNUITY DEATH BENEFIT
Quarterly Transaction Summary

Year 3 of Agreement

Calendar Year	3/31/99-2/28/00

Reporting Quarter

Quarterly Reinsurance Premium Calculation

A. Ages Subject to Exposure Calculation (to 70)
1	Age Adjusted Aggregate Annuity Value	*
2	Minimum Fund-Based Premium
3	Maximum Fund-Based Premium
4	Average Quarterly Exposure	*
5	Exposure-Based Premium	*
B. Ages Subject to Exposure Calculation (70+)
6	Age Adjusted Aggregate Annuity Value	*
7	Minimum Fund-Based Premium
8	Maximum Fund-Based Premium
9	Average Quarterly Exposure	*
10	Exposure-Based Premium	*
C. Combined Premium Calculation
11	Quarterly Premium Earned
12	Calendar Year Premium Adjustment
13	Advance Premium Current Quarter
14	Advance Premium Prior Quarter
15	Net Premium Due
ACTUAL CLAIMS
16	Quarterly Reinsurance Amount	*
NET TRANSACTION
17	Premium Due Reinsurer [15]
18	Quarterly Reinsurance Claims [16]
19	Amount Due Ceding Company [18-17]
*
These items from Quarterly Detail pages. Quarter averages.

SCHEDULE E-7

AMENDMENT NO. 1

TO THE REINSURANCE AGREEMENT

Effective Date of March 31, 1997

Between

PROTECTIVE LIFE INSURANCE COMPANY
(Birmingham, Alabama)

and

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
(Hartford, Connecticut)

It is agreed by the two companies to amend Schedule B of the Agreement. The attached Schedule B will be substituted for the corresponding Schedule attached to this Agreement.

This Amendment will be effective July 1, 1997.

In witness whereof, this Amendment is signed in duplicate on the dates indicated at the home offices of each company.

PROTECTIVE LIFE INSURANCE COMPANY
By:	/s/ JOHN M. O'SULLIVAN

Date:	September 12, 1997

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	/s/ JOHN L. GRUYA

Date:	August 29, 1997

Protective Life Insurance Company Variable Deferred Annuity Treaty No. 102930 Amendment No. 1	[CIGNA REINSURANCE LOGO]

SCHEDULE B

Contracts and Funds Subject to this Reinsurance Agreement

Form Number*	Policy Description	Date
IPV-2002	Individual Flexible Premium Deferred Fixed and Variable Annuity Contract	March 31, 1997
*
Includes all state variations

Fund Date	Fund Description
Growth and Income Fund International Equity Fund Global Income Fund CORE U.S. Equity Small Cap Equity Fund Money Market Fund Capital Growth Fund Fixed Account
7/1/97	Oppenheimer
Capital Appreciation Growth Growth and Income Strategic Bond
7/1/97	MFS
Emerging Growth Research Growth and Income Total Return
7/1/97	Calvert Responsibility Invested
Strategic Growth Balanced
7/1/97	Other General Account
DCA Fixed Account

QuickLinks

REINSURANCE AGREEMENT